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                                                                   EXHIBIT 5(C)


                            PORTFOLIO  ADVISORY AGREEMENT


                              SELECT ADVISORS PORTFOLIOS
                                  BALANCED PORTFOLIO


     This PORTFOLIO ADVISORY AGREEMENT is made as of the ____ day of ________, 1997, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and OpCap Advisors, a subsidiary of Oppenheimer Capital __________, a ______________ (the "Portfolio Advisor").

     WHEREAS, the Advisor has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by Select Advisors Portfolios (the "Trust"), a New York trust organized pursuant to a Declaration of Trust dated February 7, 1994 and registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") to provide investment advisory services to the Balanced Portfolio (herein the "Portfolio"); and

     WHEREAS, the Portfolio Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Advisor desires to retain the Portfolio Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Portfolio, and the Portfolio Advisor is willing to furnish such services to the Advisor and the Portfolio;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE PORTFOLIO ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, attached hereto as Exhibit A (the "Advisory Agreement"), the Advisor hereby appoints the Portfolio Advisor to manage the investment and reinvestment of those assets of the Portfolio allocated to it by the Advisor (the "Portfolio Assets"), subject to the control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Portfolio Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Portfolio Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Portfolio Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Portfolio.

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     2.   DUTIES OF THE PORTFOLIO ADVISOR.   The Portfolio Advisor will
provide the following services and undertake the following duties:

          a. The Portfolio Advisor will manage the investment and reinvestment of the assets of the Portfolio Assets, subject to and in accordance with the investment objectives, policies and restrictions of the Portfolio and any directions which the Advisor or the Trust's Board of Trustees may give from time to time with respect to the Portfolio. In furtherance of the foregoing, the Portfolio Advisor will make all determinations with respect to the investment of the assets of the Portfolio and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Portfolio Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Portfolio Advisor will render regular reports to the Trust's Board of Trustees, to the Advisor and to RogersCasey Consulting, Inc. (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Portfolio Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Portfolio and the Portfolio Advisor as the Trust, the Advisor or RogersCasey Consulting, Inc. shall from time to time request.

          b. The Portfolio Advisor shall provide support to the Advisor with respect to the marketing of the Portfolio, including but not limited to:
     (i) permission to use the Portfolio Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Portfolio Advisor as the same is applicable to the Portfolio, and (iii) access to the individual(s) responsible for day-to-day management of the Portfolio for marketing conferences, teleconferences and other activities involving the promotion of the Portfolio, subject to the reasonable request of the Advisor, (iv) permission to use biographical and historical data of the Portfolio Advisor and individual manager(s), and (v) permission to use the names of clients to which the Portfolio Advisor provides investment management services, subject to any restrictions imposed by clients on the use of such names.

          c. The Portfolio Advisor will, in the name of the Portfolio, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be in effect from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Portfolio Advisor will create and maintain all necessary brokerage records of the Portfolio in accordance with all applicable laws, rules and

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     regulations, including but not limited to records required by Section 31(a)
     of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust.
     Where applicable, such records shall be maintained by the Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act. When placing orders with brokers and dealers, the Portfolio Advisor's primary objective shall be to obtain the most favorable price and execution available for the Portfolio, and in placing such orders the Portfolio Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Portfolio (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. The Portfolio Advisor is specifically authorized, to the extent authorized by law (including, without limitation, Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay a broker or dealer who provides research services to the Portfolio Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Portfolio
     Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Portfolio Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Portfolio derives or will derive a reasonably significant benefit from such research services. The Portfolio Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request.

          d. In the event of any reorganization or other change in the Portfolio Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Portfolio Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

          e. The Portfolio Advisor will bear its expenses of providing services to the Portfolio pursuant to this Agreement except such expenses as are undertaken by the Advisor or the Trust.

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          f.   The Portfolio Advisor will manage the Portfolio Assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.


     3.   COMPENSATION OF THE PORTFOLIO ADVISOR.

          a. As compensation for the services to be rendered and duties undertaken hereunder by the Portfolio Advisor, the Advisor will pay to the Portfolio Advisor a monthly fee equal on an annual basis to 0.60% of the first $20 million of the average daily net assets of the Combined Portfolios, 0.50% of the average daily net assets of the Combined Portfolios in excess of $20 million and up to $50 million, 0.40% of the average daily net assets of the Combined Portfolios in excess of $50 million and up to $1 billion and 0.375% of the average daily net assets of the Combined Portfolios in excess of $1 billion.

          b. "Combined Portfolios," for purposes of this Section 3, means the combined assets of the Portfolio and the Balanced Portfolio of the Select Advisors Variable Trust, to which portfolio the Portfolio Advisor also acts as investment advisor.

          c. The fee of the Portfolio Advisor hereunder shall be computed and accrued daily. If the Portfolio Advisor serves in such capacity for less than the whole of any period specified in Section 3a, the fee to the Portfolio Advisor shall be prorated. For purposes of calculating the Portfolio Advisor's fee, the daily value of the net assets of the Combined Portfolios shall be computed by the same method as the Trust and the Select Advisors Variable Insurance Trust use, respectively, to compute the net asset value of each such Portfolio for purposes of purchases and redemptions of interests thereof.

          d. The Portfolio Advisor reserves the right to waive all or a part of its fees hereunder.

     4.   ACTIVITIES OF THE PORTFOLIO ADVISOR.    It is understood that the
Portfolio Advisor may perform investment advisory services for various other clients, including other investment companies. The Portfolio Advisor will report to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request) (i) the financial condition and prospects of the Portfolio Advisor, (ii) the nature and amount of transactions affecting the Portfolio that involve the Portfolio Advisor and affiliates of the Portfolio Advisor, (iii) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory

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services to the Portfolio and to its other accounts, and (iv) such other information as the Board of Trustees shall reasonably request regarding the Portfolio, the Portfolio's performance, the services provided by the Portfolio Advisor to the Portfolio as compared to its other accounts and the plans of, and the capability of, the Portfolio Advisor with respect to providing future services to the Portfolio and its other accounts. At least annually, the Portfolio Advisor shall report to the Trustees the total number and type of such other accounts and the approximate total asset value thereof (but not the identities of the beneficial owners of such accounts). The Portfolio Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Portfolio and its other clients.

     It is understood that the Portfolio Advisor may become interested in the Trust as an interest holder or otherwise.

     The Portfolio Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Portfolio Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.


     5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Portfolio Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Portfolio Advisor; provided, however, that the Portfolio Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Portfolio Advisor shall not use the name of the Advisor or the Trust in any material relating to the Portfolio Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Portfolio Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     6. LIMITATION OF LIABILITY OF THE PORTFOLIO ADVISOR. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Portfolio Advisor, the Portfolio Advisor shall not be subject to liability to the Advisor, the Trust or to any holder of an interest in the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this
Section 6, the term "Portfolio Advisor" shall include the Portfolio Advisor and/or any of

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its affiliates and the directors, officers and employees of the Portfolio
Advisor and/or any of its affiliates.

     7.   LIMITATION OF TRUST'S LIABILITY.   The Portfolio Advisor acknowledges
that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Portfolio Advisor agrees that (i) the Trust's obligations to the Portfolio Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited, in any event to the assets of the Portfolio and (ii) the Portfolio Advisor shall not seek satisfaction of any such obligation from the holders of interests in the Portfolio nor from any Trustee, officer, employee or agent of the Trust.

     8. FORCE MAJEURE. The Portfolio Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Portfolio Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     9.   RENEWAL, TERMINATION AND AMENDMENT.

          a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of 12 months from the date hereof; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by
     (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Portfolio or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Portfolio Advisor, cast in person at a meeting called for the purpose of voting on such approval.

          b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Portfolio, in any such case upon not less than 60 days' prior written notice to the Portfolio Advisor and (ii) by the Portfolio Advisor upon not less than 60 days' prior written notice to the Advisor and the Trust. This Agreement shall terminate automatically in the event of its assignment.

          c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable

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     SEC rules and regulations, a  vote of the majority of the outstanding voting securities of the Portfolio affected by such change.

          d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 311 Pike Street, Cincinnati, Ohio 45202 and that the address of the Portfolio Advisor shall be _______________, _________________.

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                          TOUCHSTONE ADVISORS, INC.


                                          BY  _____________________________
                                                 Edward G. Harness, Jr.
                                                 President

Attest:


_________________________
        Secretary




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                                         OPPENHEIMER CAPITAL _____________


                                         BY _____________________________
                                                Name, President

Attest:


_________________________
        Secretary









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